UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2021

ALTRA INDUSTRIAL MOTION CORP.

(exact name of registrant as specified in its charter)

Delaware	001-33209	61-1478870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Granite Street, Suite 201, Braintree, MA		02184
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 917-0600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.001)	AIMC	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

Altra Industrial Motion Corp. (“Altra”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on April 27, 2021.  At the Annual Meeting, the stockholders:

(1)elected all of the seven (7) nominees to serve as directors of Altra;

(2)	ratified the selection of Deloitte & Touche LLP as Altra’s independent registered accounting firm for the fiscal year 2021;
(3)	approved an advisory vote to approve Altra’s 2020 named executive officer compensation.

The results for each matter voted on by the stockholders at the Annual Meeting were as follows:

Proposal 1.  Election of Directors:

	Shares "For"	Shares "Withheld"	Broker non-votes
Carl R. Christenson	57,290,348	2,976,591	1,296,458
Lyle G. Ganske	57,976,885	2,290,054	1,296,458
J. Scott Hall	59,756,236	510,703	1,296,458
Nicole Parent Haughey	55,799,338	4,467,601	1,296,458
Margot L. Hoffman, Ph.D.	49,599,596	10,667,343	1,296,458
Thomas W. Swidarski	54,844,128	5,422,811	1,296,458
James H. Woodward Jr.	57,986,965	2,279,974	1,296,458

Proposal 2.  Ratification of Selection of Independent Registered Public Accounting Firm:

Shares “For”	60,622,930
Shares “Against”	930,801
Shares “Abstain”	9,666
Broker Non-Votes	N/A

Proposal 3.  Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers (“Say on Pay”):

Shares “For”	58,545,203
Shares “Against”	1,700,852
Shares “Abstain”	20,884
Broker Non-Votes	1,296,458

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRA INDUSTRIAL MOTION CORP.

Date: May 3, 2021	By:	/S/ Glenn Deegan
Name: Glenn Deegan
Title: Executive Vice President, Legal and Human Resources, General Counsel and Secretary

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